SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event recorded) August 18, 1997





                           CPI CORP.
________________________________________________________________
    (exact name of registrant as specified in its charter)



        Delaware                 0-11227          43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)            Number)        Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number including area code:(314)231-1575




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS



A. On August 18, 1997, CPI Corp. issued the following press release announcing second quarter results.

   CPI CORP. ANNOUNCES SECOND QUARTER RESULTS
      - EPS of 12 cents, versus loss of 6 cents in FY 1996 quarter

      -  Management encouraged by current trends in Sears
         Portrait Studios

   St. Louis, MO., August 18, 1997 - CPI Corp. (NYSE-CPY) today announced improved second quarter earnings of $1.4 million compared to a loss of $813,000 in the prior year's quarter. Earnings per share of 12 cents compared with a loss of 6 cents per share a year ago, with 14.9% fewer weighted average shares outstanding.

   Gains were driven by higher sales in the Sears Portrait Studios, as operating margins increased and operating earnings doubled in that division. The Wall Decor segment reported a slight sales increase, but higher seasonal operating losses. Corporate expenses declined due, in part, to the transfer of appropriate expenses to the Fox Photo joint venture with Eastman Kodak. Total income from operations in the second quarter increased to $2.9 million compared to a prior-year loss of $385,000, with Portrait Studio operating earnings more than offsetting the absence of $1.7 million in 1996 operating earnings of the Photofinishing segment, the results of which are now reported on a non-comparable basis as the company's interest in the joint venture.

   Although sales increased in the company's two continuing segments, reported revenues for the 12 WEEKS ENDED
   JULY 19, 1997 declined to $68.5 million from $105.4 million in the prior year's quarter due to the absence of current-year Photofinishing sales. Photofinishing sales in the second quarter of 1996 were approximately $42 million.

   For the 24 WEEKS ENDED JULY 19, 1997, sales declined to $138.7 million from $210.1 million, again reflecting the absence of Photofinishing revenues. Combining the positive second quarter results with lower first quarter comparisons, the company reported a net loss of $1.0 million from continuing operations, or 9 cents per share, compared to a net loss of $2.9 million, or 21 cents per share, in the first half of 1996.

   With only eleven weeks of photofinishing sales in the 52 WEEKS ENDED JULY 19, 1997, sales declined to $395.6 million from $526.3 million for the 52 weeks ended July 20, 1996. Earnings from continuing operations were $16.3 million, or $1.30 per share, including the one-time gain of 31 cents per share on the sale of interest in the Photofinishing segment, compared with $12.6 million, or $0.90 per share in the comparable prior-year period.

   Commenting on the results, Alyn V. Essman, chairman and chief executive officer, said, "We are happy to report that the strength in PORTRAIT STUDIO performance that began with the post-Easter period continued throughout the second quarter. Sales in this segment were up 9.5% to $56.4 million from last year's $51.5 million, while operating earnings doubled to $6.8 million from $3.4 million. Operating margin expanded to 12.1% from 6.6% due to proportionately lower cost of sales and operating expenses.

   "In the WALL DECOR segment, second quarter sales increased 1.3% to $12.1 million from $12.0 million a year ago.
   However, the division recorded a higher operating loss of $1.0 million compared with last year's loss of $462,000 due to a 3.7% decline in same-store sales, plus higher employment and occupancy expenses."

   Concluding, Essman said, "With the continuing positive customer response to new marketing programs, as evidenced by higher sales levels in our Portrait Studios, we are seeing the expected benefits of the last few years' operating investment. We should see some leveling of increases in store operating costs and investments in equipment, and therefore we anticipate improved operating leverage. Particularly as we move toward the fourth quarter, the year's peak seasonal period, fixed expenses become a declining component relative to the expected increase in sales."

   This release contains certain "forward looking statements" that are subject to risks and uncertainties. The company's actual results and performance could differ materially from those anticipated depending on, among other things, customer demand for the company's services, the amount of revenue derived from the Portrait Studio Division through the fiscal year end and the overall level of economic activity in the company's major markets.

   CPI is a consumer services company with $467.0 million in fiscal 1996 sales, operating approximately 1,200 retail locations, including 1,023 Sears Portrait Studios in the U.S., Puerto Rico and Canada, 154 Prints Plus wall decor stores and, in a joint venture with Eastman Kodak Company, 476 Fox Photo, Inc. photofinishing locations.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 12 WEEKS ENDED
JULY 19, 1997 (in thousands except per share amounts)
(Unaudited)
                                  12 Weeks Ended
                              ----------------------
                               07/19/97    07/20/96
                              ----------  ----------
Net Sales:
  Portrait studios            $  56,383   $  51,494
  One-hour photofinishing             -      41,987
  Wall decor                     12,111      11,959
                              ----------  ----------
   Total net sales            $  68,494   $ 105,440

Operating earnings:
  Portrait studios            $   6,822   $   3,382
  One-hour photofinishing             -       1,718
  Wall decor                     (1,038)       (462)
                              ----------  ----------
   Total operating earnings       5,784       4,638

General corporate expense         2,873       5,023
                              ----------  ----------
Income (loss) from operations     2,911        (385)
Net interest expense                920       1,038
Interest in joint venture gain
  (loss)                             19           -
Gain on sale of interest in
  Photofinishing segment              -           -
Other income                        188         132
                              ----------  ----------
Earnings (loss) from
  continuing operations
  before income taxes             2,198      (1,291)

Income tax expense (benefit)        813        (478)
                              ----------  ----------
Net earnings (loss) from
  continuing operations           1,385        (813)
Losses from operations net
  of income tax benefits              -           -
Loss on disposal net of
  income tax benefits
  of $1,372                           -           -
                              ----------  ----------
  Total losses from
    discontinued operations           -           -
                              ----------  ----------
Net earnings (loss)           $   1,385   $    (813)
                              ==========  ==========
Earnings (loss) per common
  share:
  From continuing operations  $    0.12   $   (0.06)
  From discontinued
    operations                        -           -
                              ----------  ----------
  Net earnings (loss) per
    common share              $    0.12   $   (0.06)
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             11,921      14,001
                              ==========  ==========

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 24 WEEKS ENDED
JULY 19, 1997 (in thousands except per share amounts)
(Unaudited)
                                  24 Weeks Ended
                              ----------------------
                               07/19/97    07/20/96
                              ----------  ----------
Net Sales:
  Portrait studios            $ 114,457   $ 108,354
  One-hour photofinishing             -      78,081
  Wall decor                     24,211      23,673
                              ----------  ----------
   Total net sales            $ 138,668   $ 210,108

Operating earnings:
  Portrait studios            $   9,664   $   7,887
  One-hour photofinishing             -        (357)
  Wall decor                     (2,292)     (1,278)
                              ----------  ----------
   Total operating earnings       7,372       6,252

General corporate expense         5,906       9,232
                              ----------  ----------
Income (loss) from operations     1,466      (2,980)
Net interest expense              1,515       2,008
Interest in joint venture gain
  (loss)                         (1,830)          -
Gain on sale of interest in
  Photofinishing segment              -           -
Other income                        249         331
                              ----------  ----------
Earnings (loss) from
  continuing operations
  before income taxes            (1,630)     (4,657)

Income tax expense (benefit)       (603)     (1,723)
                              ----------  ----------
Net earnings (loss) from
  continuing operations          (1,027)     (2,934)
Losses from operations net
  of income tax benefits              -           -
Loss on disposal net of
  income tax benefits
  of $1,372                           -           -
                              ----------  ----------
  Total losses from
    discontinued operations           -           -
                              ----------  ----------
Net earnings (loss)           $  (1,027)  $  (2,934)
                              ==========  ==========
Earnings (loss) per common
  share:
  From continuing operations  $   (0.09)  $   (0.21)
  From discontinued
    operations                        -           -
                              ----------  ----------
  Net earnings (loss) per
    common share              $   (0.09)  $   (0.21)
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             11,878      13,982
                              ==========  ==========

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 52 WEEKS ENDED
JULY 19, 1997 (in thousands except per share amounts)
(Unaudited)
                                  52 Weeks Ended
                              ----------------------
                               07/19/97    07/20/96
                              ----------  ----------
Net Sales:
  Portrait studios            $ 295,943   $ 282,681
  One-hour photofinishing        36,438     182,719
  Wall decor                     63,214      60,909
                              ----------  ----------
   Total net sales            $ 395,595   $ 526,309

Operating earnings:
  Portrait studios            $  37,433   $  39,079
  One-hour photofinishing           440       1,764
  Wall decor                      2,238       4,624
                              ----------  ----------
   Total operating earnings      40,111      45,467

General corporate expense        15,293      21,964
                              ----------  ----------
Income (loss) from operations    24,818      23,503
Net interest expense              3,277       4,638
Interest in joint venture gain
  (loss)                         (2,314)          -
Gain on sale of interest in
  Photofinishing segment          6,180           -
Other income                        419         738
                              ----------  ----------
Earnings (loss) from
  continuing operations
  before income taxes            25,826      19,603

Income tax expense (benefit)      9,556       7,007
                              ----------  ----------
Net earnings (loss) from
  continuing operations          16,270      12,596
Losses from operations net
  of income tax benefits              -        (347)
Loss on disposal net of
  income tax benefits
  of $1,372                           -      (2,428)
                              ----------  ----------
  Total losses from
    discontinued operations           -      (2,775)
                              ----------  ----------
Net earnings (loss)           $  16,270   $   9,821
                              ==========  ==========
Earnings (loss) per common
  share:
  From continuing operations  $    1.30   $    0.90
  From discontinued
    operations                        -       (0.20)
                              ----------  ----------
  Net earnings (loss) per
    common share              $    1.30   $    0.70
                              ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding             12,547      14,021
                              ==========  ==========

CPI CORP.
CONDENSED BALANCE SHEETS - FOR JULY 19, 1997 AND
JULY 20, 1996 (In Thousands - Unaudited)


                                       JULY 19,      JULY 20,
                                         1997          1996
                                     -----------   ------------
Assets

  Current assets:
   Cash and short-term investments   $   12,019    $     6,136
   Other current assets                  48,478         62,566
  Net property and equipment            129,259        170,200
  Investment in Fox joint venture        46,276              -
  Other assets                            6,357         54,334
                                     -----------   ------------
    Total assets                     $  242,389    $   293,236
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   36,656    $    64,036
  Long-term obligations                  60,108         54,846
  Other liabilities                       9,993          5,719
  Stockholders' equity                  135,632        168,635
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  242,389    $   293,236
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                  ------------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  August 25, 1997

























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